Exhibit 10.5

SCHEDULE A TO SECURITY AGREEMENT - REVISED

Lender: Clayton Struve

Senior Secured Convertible Redeemable Debenture: $360,000

Senior Secured Convertible Redeemable Debenture:  $300,000

Promissory Note in the amount of $275,000, dated as of May 1, 2017

Acknowledged:

December 12, 2017

VISUALANT, INCORPORATED

By:      /s/ Ronald P. Erickson

Name: Ronald P. Erickson

Title:   Chief Executive Officer and President